Exhibit 23.10

WYCO Mineral Advisors

Advisors for the mineral industry

May 4, 2026

CONSENT FOR CHRISTOPHER J. WYATT

Consent to the Use of the Technical Report Summary under

Regulation S-K Subpart 1300 Regarding Form S-4 filed by

Odyssey Marine Exploration, Inc. (the “Company”)

I, Christopher J. Wyatt, in connection with the Company’s Registration Statement on Form S-4 to be filed on or about May 8, 2026 (together with any amendments thereof, the “Form S-4”) consent to the filing by the Company and use of the technical report summary titled S-K 1300 TECHNICAL REPORT SUMMARY (TRS) FOR AOM AREA-2, with an effective date of report and issuance of February 11, 2026, (the “Technical Report Summary”) that was prepared in accordance with Subpart 1300 of Regulation S-K promulgated by the U.S. Securities and Exchange Commission (the “SEC”), as an exhibit to and referenced in the Company’s Form S-4:

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The use of, reference to, any extracts from or a summary of the of information from the Technical Report Summary in the Form S-4 and the use of any information derived, summarized, quoted, or referenced from the Technical Report Summary, or portions thereof, that was prepared by us, that we supervised the preparation of, and that was reviewed and approved by us, that is included or incorporated by reference in the Form S-4.

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The use of my name, qualifications, professional designations, WYCO Mineral Advisors, including my status as an expert or “qualified person” (as defined in Subpart 1300 of Regulation S-K promulgated by the SEC), and technical opinions in connection with the Technical Report Summary and the Form S-4.

I am responsible for the preparation of, and this consent pertains to, the Technical Report Summary. I certify that I have read the Form S-4 and that it fairly and accurately represents the information in the Technical Report Summary for which it is responsible.

WYCO Mineral Advisors

Original Signed and Sealed by

Christopher J. Wyatt

Qualified Person per

Mining & Metallurgical Society of

 America (MMSA) (#1364QP)

Mailing Address: 514 Americas Way #9694; Box Elder, SD 57719-7600

Phone: (303) 526-6055